                                                                     EXHIBIT 4.5

                    AMENDED AND RESTATED GUARANTEE AGREEMENT

                                     BETWEEN

                          EASY GARDENER PRODUCTS, LTD.
                                 (AS GUARANTOR)

                                       AND

                            WILMINGTON TRUST COMPANY
                                  (AS TRUSTEE)

                                   DATED AS OF
                                October 29, 2003

                             CROSS-REFERENCE TABLE*

       Section of Trust
Indenture Act of 1939, as amended                                      Section of
         Agreement                                                     Guarantee
---------------------------------                                      ----------
      310(a)(1)(2)                                                     4.1(a)
      310(a)(3)(4)(5)                                                  Inapplicable
      310(b)                                                           4.1(c), 2.8
      310(c)                                                           Inapplicable
      311(a)                                                           2.2(b)
      311(b)                                                           2.2(b)
      311(c)                                                           Inapplicable
      312(a)                                                           2.2(a)
      312(b)                                                           2.2(b)
      312(c)                                                           2.1
      313                                                              2.3
      314(a)(1)(2)(3)                                                  2.4
      314(a)(4)                                                        2.5
      314(b)                                                           Inapplicable
      314(c)(1)(2)                                                     2.5
      314(c)(3)                                                        Inapplicable
      314(d)                                                           Inapplicable
      314(e)                                                           1.1
      314(f)                                                           2.1
      315(a)                                                           3.1(d), 3.2(a)
      315(b)                                                           2.7
      315(c)                                                           3.1
      315(d)                                                           3.1
      315(e)                                                           2.1
      316(a)(1)(A)                                                     1.1, 5.4
      316(a)(1)(B)                                                     1.1, 2.6
      316(a)(2)                                                        Inapplicable
      316(b)                                                           5.3
      316(c)                                                           9.2
      317(a)                                                           Inapplicable
      317(b)                                                           Inapplicable
      318(a)                                                           2.1(b)

---------------------

* This Cross-Reference Table does not constitute part of the Amended and Restated Guarantee Agreement and shall not affect the interpretation of any of its terms or provisions.

                                TABLE OF CONTENTS

ARTICLE I. DEFINITIONS...........................................................................................       3
      SECTION 1.1            Definitions.........................................................................       3

ARTICLE II. TRUST INDENTURE ACT..................................................................................       6
      SECTION 2.1            Trust Indenture Act; Application....................................................       6
      SECTION 2.2            List of Holders.....................................................................       7
      SECTION 2.3            Reports by the Guarantee Trustee....................................................       7
      SECTION 2.4            Periodic Reports to the Guarantee Trustee...........................................       7
      SECTION 2.5            Evidence of Compliance with Conditions Precedent....................................       8
      SECTION 2.6            Events of Default; Waiver...........................................................       8
      SECTION 2.7            Event of Default; Notice............................................................       8
      SECTION 2.8            Conflicting Interest................................................................       8

ARTICLE III. POWERS, DUTIES AND RIGHTS OF THE GUARANTEE TRUSTEE..................................................       9
      SECTION 3.1            Powers and Duties of the Guarantee Trustee..........................................       9
      SECTION 3.2            Certain Rights of Guarantee Trustee.................................................      11
      SECTION 3.3            Indemnity...........................................................................      13

ARTICLE IV. GUARANTEE TRUSTEE....................................................................................      13
      SECTION 4.1            Guarantee Trustee: Eligibility......................................................      13
      SECTION 4.2            Appointment, Removal and Resignation of the Guarantee Trustee.......................      14

ARTICLE V. GUARANTEE.............................................................................................      15
      SECTION 5.1            Guarantee...........................................................................      15
      SECTION 5.2            Waiver of Notice and Demand.........................................................      15
      SECTION 5.3            Obligations Not Affected............................................................      15
      SECTION 5.4            Rights of Holders...................................................................      16
      SECTION 5.5            Guarantee of Payment................................................................      17
      SECTION 5.6            Subrogation.........................................................................      17
      SECTION 5.7            Independent Obligations.............................................................      17

ARTICLE VI. COVENANTS AND SUBORDINATION..........................................................................      18
      SECTION 6.1            Subordination.......................................................................      18
      SECTION 6.2            Pari Passu Guarantees...............................................................      18

ARTICLE VII. CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE................................................      18
      SECTION 7.1            Guarantor May Consolidate, Etc., Only on Certain Terms..............................      18
      SECTION 7.2            Successor Guarantor Substituted.....................................................      19

ARTICLE VIII. TERMINATION........................................................................................      20
      SECTION 8.1            Termination.........................................................................      20

ARTICLE IX. MISCELLANEOUS........................................................................................      20
      SECTION 9.1            Successors and Assigns..............................................................      20
      SECTION 9.2            Amendments..........................................................................      20
      SECTION 9.3            Notices.............................................................................      21
      SECTION 9.4            Benefit.............................................................................      22
      SECTION 9.5            Interpretation......................................................................      22
      SECTION 9.6            Governing Law.......................................................................      22

                    AMENDED AND RESTATED GUARANTEE AGREEMENT

                  THIS AMENDED AND RESTATED GUARANTEE AGREEMENT, dated as of October 29, 2003, is executed and delivered by EASY GARDENER PRODUCTS, LTD., a Texas limited partnership (the "Guarantor") having its principal office at 3022 Franklin Avenue, Waco, Texas 76710, and WILMINGTON TRUST COMPANY, a Delaware banking corporation, as trustee (the "Guarantee Trustee"), for the benefit of the Holders from time to time of the Preferred Securities (as defined herein) of Easy Gardener Products Trust I, a Delaware statutory trust, the former name of which was U.S. Home & Garden Trust I (the "Trust").

                  WHEREAS, pursuant to an Amended and Restated Trust Agreement, dated as of April 17, 1998 (the "First Amended Trust Agreement"), among U.S. Home & Garden Inc. (the "Original Guarantor" or "USHG"), as Depositor, Wilmington Trust Company as Property Trustee, Wilmington Trust Company, as Delaware Trustee, the administrative trustees named in the First Amended Trust Agreement and the Holders from time to time of undivided beneficial interests in the assets of the Trust, the Trust issued $63,250,000 aggregate Liquidation Amount (as defined in the First Amended Trust Agreement) of its 9.40% Cumulative Trust Preferred Securities, Liquidation Amount $25 per trust preferred security (the "Preferred Securities");

                  WHEREAS, the Preferred Securities were issued by the Trust and the proceeds thereof, together with the proceeds from the issuance of the Trust's common securities were used to purchase the USHG Trust Debentures (as defined in the Amended and Restated Junior Subordinated Indenture) of the Original Guarantor which was deposited with Wilmington Trust Company, as Property Trustee under the First Amended Trust Agreement, as trust assets;

                  WHEREAS, as an incentive for the Holders to purchase the Preferred Securities, the Original Guarantor entered into a Guarantee Agreement dated as of April 17, 1998 (the "Initial Guarantee Agreement") pursuant to which the Original Guarantor irrevocably and unconditionally agreed, to the extent set forth therein, to pay to the Holders of the Preferred Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth therein; and

                  WHEREAS, pursuant to an Asset Purchase Agreement (the "Asset Purchase Agreement"), dated December 11, 2002, as amended July 31, 2003 and as may be further amended from time to time in a manner which, in the opinion of the Administrative Trustees of the Trust, does not materially adversely affect the interests of the Holders of the Preferred Securities, by and between the Guarantor, EYAS International, Inc., a Texas corporation and affiliate of the Guarantor, Original Guarantor, Easy Gardener, Inc., a Delaware corporation and wholly-owned subsidiary of Original Guarantor ("EGI"), Ampro Industries, Inc., a Michigan corporation and wholly-owned subsidiary of Original Guarantor ("Ampro" and together with EGI collectively referred to as the "Sellers") and Weed Wizard Acquisition Corp., a wholly owned subsidiary of EGI, the Guarantor agreed to purchase, among other things, substantially all of the assets and properties of the Sellers and assume and become responsible for, among other things, all of the Original Guarantor's obligations under the Original Indenture (as defined in the Amended and Restated Junior Subordinated Indenture) and the Initial Guarantee Agreement; and

                  WHEREAS, as the assets and properties of the Sellers to be sold to the Guarantor pursuant to the term of the Asset Purchase Agreement comprise, indirectly, on a consolidated basis, substantially all of the properties and assets of the Original Guarantor; and

                  WHEREAS, pursuant to a special meeting of the Holders of the Trust, the requisite Holders voted in favor of an amendment to, among other documents, the Initial Guarantee Agreement to indicate that the sale by the Sellers of substantially all of their assets and properties to the Guarantor be deemed a transfer by the Original Guarantor of the Original Guarantor's properties and assets substantially as an entirety under Sections 7.1 and 7.2 of the Initial Guarantee Agreement; and

                  WHEREAS, upon the closing of the transactions contemplated by the Asset Purchase Agreement and the assumption by the Guarantor of the obligations of Original Guarantor, the Original Guarantor will be discharged from all its obligations under the Original Indenture and the Initial Guarantee Agreement, including without limitation, the obligation to pay to the Holders of the Preferred Securities pursuant to the Initial Guarantee Agreement; and

                  WHEREAS, the parties hereto are amending and restating the Initial Guarantee Agreement to reflect the Guarantor as the new obligor with respect to the Guarantee.

                  NOW, THEREFORE, in consideration of the requisite vote by the Holders in favor of the amendments to the Initial Guarantee Agreement and other good and valuable consideration, the Guarantor hereby executes and delivers this Amended and Restated Guarantee Agreement and pursuant to Section 5.1 hereof extends the Guarantee for the benefit of the Holders from time to time of the Preferred Securities.

                                   ARTICLE I.

                                   DEFINITIONS

SECTION 1.1       Definitions.

                  As used in this Guarantee Agreement, the terms set forth below shall, unless the context otherwise requires, have the following meanings. Capitalized or otherwise defined terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Trust Agreement and the Indenture (as defined herein), each as in effect on the date hereof.

                  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; provided, however, that an Affiliate of the Guarantor shall not be deemed to be an Affiliate of the Trust. For purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Ampro" has the meaning specified in the recitals to this Guarantee Agreement.

                  "Asset Purchase Agreement" has the meaning specified in the recitals to this Guarantee Agreement.

                  "Common Securities" means the securities representing common undivided beneficial interests in the assets of the Trust.

                  "EGI" has the meaning specified in the recitals to this Guarantee Agreement.

                  "Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Guarantee

Agreement; provided, however, that, except with respect to a default in payment of any Guarantee Payments, the Guarantor shall have received notice of default and shall not have cured such default within 90 days after receipt of such notice.

                  "First Amended Trust Agreement" has the meaning specified in the recitals to this Guarantee Agreement.

                  "Guarantee" has the meaning set forth in Section 5.1.

                  "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Preferred Securities, to the extent not paid or made by or on behalf of the Trust: (i) any accrued and unpaid Distributions (as defined in the Trust Agreement) required to be paid on the Preferred Securities, to the extent the Trust shall have funds on hand available therefor at such time, (ii) the applicable Redemption Price (as defined in the Trust Agreement), to the extent the Trust shall have funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary termination, winding up or liquidation of the Trust, unless Debentures are distributed to the Holders, the lesser of (a) the aggregate of the Liquidation Distribution (as defined in the Trust Agreement) and (b) the amount of assets of the Trust remaining available for distribution to Holders of Preferred Securities after satisfaction of liabilities to creditors of the Trust as required by applicable law.

                  "Guarantee Trustee" means Wilmington Trust Company, until a Successor Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Guarantee Agreement, and thereafter means each such Successor Guarantee Trustee.

                  "Holder" means any holder, as registered on the books and records of the Trust, of any Preferred Securities; provided, however, that in determining whether the holders of the requisite percentage of Preferred Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor, the Guarantee Trustee, or any Affiliate of the Guarantor or the Guarantee Trustee.

                  "Indenture" means the Amended and Restated Junior Subordinated Indenture dated as of October 29, 2003, as supplemented and amended, between the Guarantor and Wilmington Trust Company, as trustee.

                  "Initial Guarantee Agreement" has the meaning specified in the recitals to this Guarantee Agreement.

                  "List of Holders" has the meaning specified in Section 2.2(a).

                  "Majority in Liquidation Amount of the Preferred Securities" means, except as provided by the Trust Indenture Act, a vote by the Holder(s), voting separately as a class, of more than 50% of the Liquidation Amount of all then outstanding Preferred Securities issued by the Trust.

                  "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chairman or a Vice Chairman of the board of directors of such Person or the President or a Vice President of such Person, and by the Chief Financial Officer, the Secretary or an Assistant Secretary of such Person, or, with respect to each of the above, persons serving in similar capacities, and delivered to the Guarantee Trustee. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Guarantee Agreement shall include:

                           (a)      a statement that each officer signing the
Officers' Certificate has read the covenant or condition and the definitions relating thereto;

                           (b)      a brief statement of the nature and scope of
the examination or investigation undertaken by each such officer in rendering the Officers' Certificate;

                           (c)      a statement that each such officer has made
such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                           (d)      a statement as to whether, in the opinion of
each such officer, such condition or covenant has been complied with.

                  "Original Guarantor" has the meaning specified in the recitals to this Guarantee Agreement.

                  "Other Guarantees" means any guarantees similar to the Guarantee issued, from time to time, by the Guarantor on behalf of holders of one or more series of preferred securities issued by any Easy Gardener Products Trust (as defined in the Indenture) other than the Trust.

                  "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

                  "Preferred Securities" has the meaning specified in the recitals to this Guarantee Agreement.

                  "Responsible Officer" means, with respect to the Guarantee Trustee, any officer of the Corporate Trust Administration of the Guarantee Trustee and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Successor Guarantee Trustee" means a successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 4.1.

                  "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

                  "USHG" has the meaning specified in the recitals to this Guarantee Agreement.

                                   ARTICLE II.

                               TRUST INDENTURE ACT

SECTION 2.1       Trust Indenture Act; Application.

                           (a)      This Guarantee Agreement is subject to the
provisions of the Trust Indenture Act that are required to be part of this Guarantee Agreement and shall, to the extent applicable, be governed by such provisions.

                           (b)      If and to the extent that any provision of
this Guarantee Agreement limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

SECTION 2.2       List of Holders.

                           (a)      The Guarantor shall furnish or cause to be
furnished to the Guarantee Trustee (a) semiannually, on or before January 31 and July 31 of each year, a list, in such form as the Guarantee Trustee may reasonably require, of the names and addresses of the Holders ("List of Holders") as of a date not more than 15 days prior to the delivery thereof, and
(b) at such other times as the Guarantee Trustee may request in writing, within 30 days after the receipt by the Guarantor of any such request, a List of Holders as of a date not more than 15 days prior to the time such list is furnished, in each case to the extent such information is in the possession or control of the Guarantor and is not identical to a previously supplied list of Holders or has not otherwise been received by the Guarantee Trustee in its capacity as such. The Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

                           (b)      The Guarantee Trustee shall comply with its
obligations under Section 311(a), Section 311(b) and Section 312(b) of the Trust Indenture Act.

SECTION 2.3       Reports by the Guarantee Trustee.

                  Not later than July 31 of each year, (which commenced in the year beginning January 1, 1998), the Guarantee Trustee shall provide to the Holders such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Guarantee Trustee shall also comply with the requirements of
Section 313(d) of the Trust Indenture Act.

SECTION 2.4       Periodic Reports to the Guarantee Trustee.

                  The Guarantor shall provide to the Guarantee Trustee, the Securities and Exchange Commission and the Holders such documents, reports and information, if any, as required by Section 314 of the Trust Indenture Act and the compliance certificate required by Section 314 of the Trust Indenture Act, in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.

SECTION 2.5       Evidence of Compliance with Conditions Precedent.

                  The Guarantor shall provide to the Guarantee Trustee, on an annual basis, such evidence of compliance with such conditions precedent, if any, provided for in this Guarantee Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

SECTION 2.6       Events of Default; Waiver.

                  The Holders of a Majority in Liquidation Amount of the Preferred Securities may, by vote, on behalf of all the Holders, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Guarantee Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent therefrom.

SECTION 2.7       Event of Default; Notice.

                           (a)      The Guarantee Trustee shall, within 90 days
after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders, notices of all Events of Default known to the Guarantee Trustee, unless such defaults have been cured before the giving of such notice, provided, that, except in the case of a default in the payment of a Guarantee Payment, the Guarantee Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

                           (b)      The Guarantee Trustee shall not be deemed to
have knowledge of any Event of Default unless the Guarantee Trustee shall have received written notice, or a Responsible Officer charged with the administration of this Guarantee Agreement shall have obtained written notice, of such Event of Default.

SECTION 2.8       Conflicting Interest.

                  The Trust Agreement shall be deemed to be specifically described in this Guarantee Agreement for the purpose of clause

(i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

                                  ARTICLE III.

               POWERS, DUTIES AND RIGHTS OF THE GUARANTEE TRUSTEE

SECTION 3.1       Powers and Duties of the Guarantee Trustee.

                           (a)      This Guarantee shall be held by the
Guarantee Trustee for the benefit of the Holders, and the Guarantee Trustee shall not transfer this Guarantee to any Person except to a Holder exercising his or her rights pursuant to Section 5.4(iv) or to a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Successor Guarantee Trustee. The right, title and interest of the Guarantee Trustee shall automatically vest in any Successor Guarantee Trustee, upon acceptance by such Successor Guarantee Trustee of its appointment hereunder, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee.

                           (b)      If an Event of Default has occurred and is
continuing, the Guarantee Trustee shall enforce this Guarantee for the benefit of the Holders.

                           (c)      The Guarantee Trustee, before the occurrence
of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Guarantee Agreement, and no implied covenant shall be read into this Guarantee Agreement against the Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6), the Guarantee Trustee shall exercise such of the rights and powers vested in it by this Guarantee Agreement, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

                           (d)      No provision of this Guarantee Agreement
shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                           (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

                                    (A)      The duties and obligations of the
                  Guarantee Trustee shall be determined solely by the express provisions of this Guarantee Agreement, and the Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Guarantee Agreement; and

                                    (B)      in the absence of bad faith on the
                  part of the Guarantee Trustee, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee Trustee and conforming to the requirements of this Guarantee Agreement; but in the case of any such certificates or opinions that by any provision hereof or of the Trust Indenture Act are specifically required to be furnished to the Guarantee Trustee, the Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Guarantee Agreement;

                           (ii) The Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that the Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

                           (iii) the Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in Liquidation Amount of the Preferred Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement; and

                           (iv) no provision of this Guarantee Agreement shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Guarantee Agreement or adequate indemnity against such risk or liability is not reasonably assured to it.

SECTION 3.2       Certain Rights of Guarantee Trustee.

                           (a)      Subject to the provisions of Section 3.1:

                                    (i)      The Guarantee Trustee may rely and
         shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

                                    (ii)     Any direction or act of the
         Guarantor contemplated by this Guarantee Agreement shall be sufficiently evidenced by an Officers' Certificate unless otherwise prescribed herein.

                                    (iii)    Whenever, in the administration of
         this Guarantee Agreement, the Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting to take any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officers' Certificate which, upon receipt of such request from the Guarantee Trustee, shall be promptly delivered by the Guarantor.

                                    (iv)     The Guarantee Trustee may consult
         with legal counsel, and the written advice or opinion of such legal counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or opinion. Such legal counsel may be legal counsel to the Guarantor or any of its Affiliates and may be one of its employees. The Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Guarantee Agreement from any court of competent jurisdiction.

                                    (v)      The Guarantee Trustee shall be
         under no obligation to exercise any of the rights or powers vested in it by this Guarantee Agreement at the request or direction of any Holder, unless such Holder shall have provided to the Guarantee Trustee such adequate security and indemnity as would satisfy a reasonable person in the position of the Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Guarantee Trustee; provided that, nothing contained in this Section 3.2(a)(v) shall be taken to relieve the Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Guarantee Agreement.

                                    (vi)     The Guarantee Trustee shall not be
         bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

                                    (vii)    The Guarantee Trustee may execute
         any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys, and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder.

                                    (viii)   Whenever in the administration of
         this Guarantee Agreement the Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Guarantee Trustee (A) may request instructions from the Holders, (B) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (C) shall be protected in acting in accordance with such instructions.

                           (b)      No provision of this Guarantee Agreement
shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty to act in accordance with such power and authority.

SECTION 3.3       Indemnity.

                  The Guarantor agrees to indemnify the Guarantee Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Guarantee Trustee, arising out of or in connection with the acceptance or administration of this Guarantee Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

                                  ARTICLE IV.

                                GUARANTEE TRUSTEE

SECTION 4.1       Guarantee Trustee: Eligibility.

                           (a)      There shall at all times be a Guarantee
Trustee which shall:

                                    (i)      not be an Affiliate of the
         Guarantor; and

                                    (ii)     be a Person that is eligible
         pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000, and shall be a corporation meeting the requirements of Section 310(a) of the Trust Indenture Act. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority, then, for the purposes of this Section 4.1(a)(ii) and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

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

                           (b)      If at any time the Guarantee Trustee shall
cease to be eligible to so act under Section 4.1(a), the Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

                           (c)      If the Guarantee Trustee has or shall
acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

SECTION 4.2       Appointment, Removal and Resignation of the Guarantee Trustee.

                           (a)      Subject to Section 4.2(b), the Guarantee
Trustee may be appointed or removed without cause at any time by the Guarantor.

                           (b)      The Guarantee Trustee shall not be removed
until a Successor Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Guarantee Trustee and delivered to the Guarantor.

                           (c)      The Guarantee Trustee appointed hereunder
shall hold office until a Successor Guarantee Trustee shall have been appointed or until its removal or resignation. The Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Guarantee Trustee and delivered to the Guarantor and the resigning Guarantee Trustee.

                           (d)      If no Successor Guarantee Trustee shall have
been appointed and accepted appointment as provided in this Section 4.2 within 60 days after delivery to the Guarantor of an instrument of resignation, the resigning Guarantee Trustee may petition, at the expense of the Guarantor, any court of competent jurisdiction for appointment of a Successor Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Guarantee Trustee.

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

                                   ARTICLE V.

                                    GUARANTEE

SECTION 5.1       Guarantee.

                  The Guarantor irrevocably and unconditionally agrees to pay in full on a subordinated basis to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by or on behalf of the Trust), as and when due, regardless of any defense, right of set-off or counterclaim which the Trust may have or assert other than the defense of payment (the "Guarantee"). The Guarantee is a continuing guarantee, and the Guarantor fully, knowingly and unconditionally waives any right the Guarantor may have to revoke the Guarantee as to any future transactions under applicable Texas law or otherwise. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Trust to pay such amounts to the Holders.

SECTION 5.2       Waiver of Notice and Demand.

                  The Guarantor hereby waives notice of acceptance of the Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Guarantee Trustee, Trust or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

SECTION 5.3       Obligations Not Affected.

                  The obligations, covenants, agreements and duties of the Guarantor under this Guarantee Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

                           (a)      the release or waiver, by operation of law
or otherwise, of the performance or observance by the Trust of any express or implied agreement, covenant, term or condition relating to the Preferred Securities to be performed or observed by the Trust;

                           (b)      the extension of time for the payment by the
Trust of all or any portion of the Distributions (other than an extension of time for payment of Distributions that results from the extension of any interest payment period on the Debentures

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

as provided in the Indenture), Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Preferred Securities;

                           (c)      any failure, omission, delay or lack of
diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Preferred Securities, or any action on the part of the Trust granting indulgence or extension of any kind;

                           (d)      the voluntary or involuntary liquidation,
dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Trust or any of the assets of the Trust;

                           (e)      any invalidity of, or defect or deficiency
in, the Preferred Securities;

                           (f)      the settlement or compromise of any
obligation guaranteed hereby or hereby incurred; or

                           (g)      any other circumstance whatsoever that might
otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

There shall be no obligation of the Holders to give notice to, or obtain the consent of, the Guarantor with respect to the happening of any of the foregoing.

SECTION 5.4       Rights of Holders.

                  The Guarantor expressly acknowledges that: (i) this Guarantee will be deposited with the Guarantee Trustee to be held for the benefit of the Holders; (ii) the Guarantee Trustee has the right to enforce this Guarantee on behalf of the Holders; (iii) the Holders of a Majority in Liquidation Amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of this Guarantee Agreement or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement; and (iv) any

Holder may institute a legal proceeding directly against the Guarantor to enforce its rights under this Guarantee Agreement, without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other Person.

SECTION 5.5       Guarantee of Payment.

                  This Guarantee creates a guarantee of payment and not of collection. This Guarantee will not be discharged except by payment of the Guarantee Payments in full (without duplication of amounts theretofore paid by the Trust) or upon distribution of Debentures to Holders as provided in the Trust Agreement.

SECTION 5.6       Subrogation.

                  The Guarantor shall be subrogated to all (if any) rights of the Holders against the Trust in respect of any amounts paid to the Holders by the Guarantor under this Guarantee Agreement and shall have the right to waive payment by the Trust pursuant to section 5.1; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

SECTION 5.7       Independent Obligations

                  The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Trust with respect to the Preferred Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee Agreement notwithstanding the occurrence of any event referred to in subsections
(a) through (g), inclusive, of Section 5.3 hereof.

                                   ARTICLE VI.

                           COVENANTS AND SUBORDINATION

SECTION 6.1       Subordination.

                  The obligations of the Guarantor under this Guarantee will constitute unsecured obligations of the Guarantor and will rank subordinate and junior in right of payment to all Senior Debt and Subordinated Debt (as defined in the Indenture) in the same manner as Debentures (as defined in the Trust Agreement).

SECTION 6.2       Pari Passu Guarantees.

                  The obligations of the Guarantor under this Guarantee shall rank pari passu with the obligations of the Guarantor under all Other Guarantees.

                                  ARTICLE VII.

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 7.1       Guarantor May Consolidate, Etc., Only on Certain Terms.

                  The Guarantor shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Guarantor or convey, transfer or lease its properties and assets substantially as an entirety to the Guarantor, unless:

                  (1) in case the Guarantor shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Guarantor is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Guarantor substantially as an entirety shall be a corporation, partnership or trust organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall expressly assume the Guarantor's obligations under this Guarantee;

                  (2) immediately after giving effect thereto, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing;

                  (3) such consolidation, merger, conveyance, transfer or lease is permitted under the Trust Agreement and the Indenture and does not give rise to any breach or violation of the Trust Agreement or the Indenture; and

                  (4) the Guarantor has delivered to the Guarantee Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and assumption of the Guarantor's obligations under this Guarantee Agreement comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with; and the Guarantee Trustee, subject to
Section 3.1 hereof, may rely upon such Officers' Certificate and Opinion of Counsel as conclusive evidence that such transaction complies with this Section 7.1.

                  (5) Notwithstanding anything in this Guarantee or the Initial Guarantee Agreement to the contrary, the sale (the "Sale") by USHG's wholly-owned subsidiaries, EGI and Ampro, of their assets substantially as an entirety to EGP, as set forth in the Asset Purchase Agreement, shall be deemed to be a transfer by USHG of USHG's properties and assets substantially as an entirety under Section 7.1 and under Section 7.2 of this Guarantee and the Initial Guarantee Agreement.

SECTION 7.2       Successor Guarantor Substituted.

                  Upon any consolidation or merger by the Guarantor with or into any other Person, or any conveyance, transfer or lease by the Guarantor of its properties and assets substantially as an entirety to any Person in accordance with Section 7.1, the successor Person formed by such consolidation or into which the Guarantor is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under this Guarantee Agreement with the same effect as if such successor Person had been named as the Guarantor herein; and in the event of any such conveyance, transfer or lease the Guarantor shall be discharged from all obligations and covenants under this Guarantee Agreement.

                                 ARTICLE VIII.

                                   TERMINATION

SECTION 8.1       Termination.

                  This Guarantee Agreement shall terminate and be of no further force and effect upon the earliest of (i) full payment of the applicable Redemption Price of all Preferred Securities, (ii) the distribution of Debentures to the Holders in exchange for all of the Preferred Securities or
(iii) full payment of the amounts payable in accordance with the Trust Agreement upon liquidation of the Trust. Notwithstanding the foregoing clauses (i) through
(iii), this Guarantee Agreement will continue to be effective or will be reinstated if it has been terminated pursuant to one of such clauses (i) through
(iii), as the case may be, if at any time any Holder must restore payment of any sums paid with respect to Preferred Securities or this Guarantee Agreement.

                                  ARTICLE IX.

                                  MISCELLANEOUS

SECTION 9.1       Successors and Assigns.

                  All guarantees and agreements contained in this Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Preferred Securities then outstanding. Except in connection with a consolidation, merger or sale involving the Guarantor (including, without limitation, the Sale (as defined in Section 7.1 hereof)) that is permitted under
Article VII hereof and Article VIII of the Indenture, the Guarantor shall not assign its obligations hereunder.

SECTION 9.2       Amendments.

                  Except with respect to any changes which do not adversely affect the rights of the Holders in any material respect (in which case no vote will be required), this Guarantee Agreement may not be amended without the prior approval of the Holders of not less than a Majority in Liquidation Amount of the Preferred Securities. The provisions of Article VI of the Trust Agreement concerning meetings of the Holders shall apply to the giving of such approval.

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

SECTION 9.3       Notices.

                  Any notice, request or other communication required or permitted to be given hereunder shall be in writing, duly signed by the party giving such notice, and delivered, telecopied or mailed by first class mail as follows:

                           (a)      if given to the Guarantor, to the address
set forth below or such other address, facsimile number or to the attention of such other Person as the Guarantor may give notice to the Holders:

                                    Easy Gardener Products, Ltd.
                                    3022 Franklin Avenue
                                    Waco, Texas 76702-1025

                                    Facsimile No.: (254) 753-5372
                                    Attention: Richard M. Grandy

                           (b)      if given to the Trust, in care of the
Guarantee Trustee, at the Trust's (and the Guarantee Trustee's) address set forth below or such other address as the Guarantee Trustee on behalf of the Trust may give notice to the Holders:

                                    Easy Gardener Products, Ltd.
                                    3022 Franklin Avenue
                                    Waco, Texas 76702-1025

                                    Facsimile No.: (254) 753-5372
                                    Attention: Richard Grandy

                                    with a copy to:

                                    Wilmington Trust Company
                                    1100 North Market
                                    Wilmington, Delaware 19890

                                    Facsimile No.: (302) 651-1576
                                    Attention: Corporate Trust Administration

                           (c)      if given to any Holder, at the address set
forth on the books and records of the Trust.

                  All notices hereunder shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

SECTION 9.4       Benefit.

                  This Guarantee is solely for the benefit of the Holders and is not separately transferable from the Preferred Securities.

SECTION 9.5       Interpretation.

                  In this Guarantee Agreement, unless the context otherwise requires:

                           (a)      capitalized terms used in this Guarantee
Agreement but not defined in the preamble hereto have the respective meanings assigned to them in Section 1.1;

                           (b)      a term defined anywhere in this Guarantee
Agreement has the same meaning throughout;

                           (c)      all references to "the Guarantee Agreement"
or "this Guarantee Agreement" are to this Guarantee Agreement as modified, supplemented or amended from time to time;

                           (d)      all references in this Guarantee Agreement
to Articles and Sections are to Articles and Sections of this Guarantee Agreement unless otherwise specified;

                           (e)      a term defined in the Trust Indenture Act
has the same meaning when used in this Guarantee Agreement unless otherwise defined in this Guarantee Agreement or unless the contest otherwise requires;

                           (f)      a reference to the singular includes the
plural and vice versa; and

                           (g)      the masculine, feminine or neuter genders
used herein shall include the masculine, feminine and neuter genders.

SECTION 9.6       Governing Law.

                  THIS GUARANTEE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, EXCEPT THAT THE IMMUNITIES AND STANDARD OF CARE OF THE GUARANTEE TRUSTEE SHALL BE GOVERNED BY DELAWARE LAW.

                  This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  THIS GUARANTEE AGREEMENT is executed as of the day and year first above written.

                                         EASY GARDENER PRODUCTS, LTD.

                                         By: EG PRODUCT MANAGEMENT, L.L.C.,
                                             General Partner

                                         By: /S/ Richard M. Grandy
                                            ----------------------
                                         Name: Richard M. Grandy
                                         Title: Manager/Organizer

                                         WILMINGTON TRUST COMPANY, not in
                                         its individual capacity but solely
                                         as Guarantee Trustee

                                         By: /S/ K. Long
                                            ------------
                                         Name: Kristin Long
                                         Title: Financial Services Officer

ACKNOWLEDGED AND AGREED TO:

U.S. HOME & GARDEN INC.

By: /S/ Robert Kassel
   ------------------
Name: Robert Kassel
Title: CEO

               [SIGNATURE PAGE TO AMENDED AND RESTATED GUARANTEE]

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